As filed with the Securities and Exchange Commission on January 30, 2014.

Registration No. 333-179403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

11-2534306

(I.R.S. Employer Identification Number)

400 Atlantic Street, Suite 1500
Stamford, CT	06901
(Address principal executive offices)	(Zip Code)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2012 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Name and address of agent for service)

(203) 328-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is related to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2012 (Commission file No. 333-179403) relating to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan, as amended by Amendment No. 1 (the “Plan”). Harman International Industries, Incorporated (the “Registrant”) inadvertently made a clerical error and did not include Item 5, Item 6 and Item 9. This Post-Effective Amendment corrects such clerical error and incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of the earlier Registration Statement on Form S-8 filed with the Commission on February 7, 2012 (Commission file No. 333-179403).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Post-Effective Amendment the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case as of their respective dates:

(i)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Commission on August 9, 2013;

(ii)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the Commission on October 31, 2013;

(iii)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, filed with the Commission on January 30, 2014;

(iv)	the Registrant’s Current Report on Form 8-K filed with the Commission on December 6, 2013; and

(v)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A (Commission File No. 001-09764), filed on February 27, 2003, including any amendments thereto.

In addition, all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Todd A. Suko, Executive Vice President and General Counsel of the Registrant, is passing upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. As of February 7, 2012, Mr. Suko held no shares of Common Stock, options to purchase 21,896 shares of Common

Stock (of which 11,896 shares were exercisable within the following 60 days), and 24,346 time vested restricted stock units (none of which vested in the following 60 days). As of January 30, 2014, Mr. Suko held no shares of Common Stock, options to purchase 5,000 shares of Common Stock (all of which are exercisable within the next 60 days), and 17,976 time vested restricted stock units (none of which will vest in the next 60 days).

Item 6. Indemnification of Directors and Officers.

Article Tenth of the Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (the “Restated Certificate of Incorporation”) provides that to the fullest extent permitted by law a director will not be personally liable for monetary damages to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that, in its certificate of incorporation, a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director’s duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. While Article Tenth of the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors’ duty of care. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of the duty of care. The provisions of Article Tenth as described above apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors, and does not apply to officers of the Registrant who are not directors.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification may be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines indemnification is fair and reasonable in view of all circumstances. Article VIII of the by-laws provides that the Registrant will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law or any other applicable law, thereby affording such persons the protections available to directors, officers, employees and agents of Delaware corporations as summarized above. The Registrant maintains directors’ and officers’ liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

The foregoing summaries are subject to the complete text of the statute, the Registrant’s Restated Certificate of Incorporation, the Registrant’s Certificate of Amendment to the Restated Certificate of Incorporation and the Registrant’s by-laws referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

4.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1	Opinion of Todd A. Suko, Executive Vice President and General Counsel (filed as Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on February 7, 2012 (Commission file No. 333-179403) and hereby incorporated by reference).

23.1	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1	Power of Attorney is contained on the signature pages to the original Registration Statement filed on February 7, 2012.

99.1	Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 28, 2011).

99.2	Amendment No.1 to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 21, 2013).

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on this 30th day of January, 2014.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*
Dinesh C. Paliwal	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer)	January 30, 2014

*
Herbert K. Parker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 30, 2014

*
Jennifer Peter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 30, 2014

Adriane M. Brown	Director

John W. Diercksen	Director

*
Ann McLaughlin Korologos	Director	January 30, 2014

*
Dr. Jiren Liu	Director	January 30, 2014

*
Edward H. Meyer	Director	January 30, 2014

*
Kenneth Reiss	Director	January 30, 2014

*
Hellene S. Runtagh	Director	January 30, 2014

Frank S. Sklarsky	Director

*
Gary G. Steel	Director	January 30, 2014

*	By Todd A. Suko, as attorney-in-fact and agent, pursuant to a power of attorney, a copy of which has been filed with the Commission as Exhibit 24.1 to the original Registration Statement filed on February 7, 2012.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

3.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1	Opinion of Todd A. Suko, Executive Vice President and General Counsel (filed as Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on February 7, 2012 (Commission file No. 333-179403) and hereby incorporated by reference).

23.1	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1	Power of Attorney is contained on the signature pages to the original Registration Statement filed on February 7, 2012.

99.1	Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 28, 2011).

99.2	Amendment No.1 to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 21, 2013).

*	Filed herewith